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                               EXHIBIT 10.21


                       EXECUTIVE EMPLOYMENT AGREEMENT


        THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 1, 1995, by and between CHING YUEN ("SAM") YAU, currently residing at 10 Hexham, Irvine, California 92715 (hereinafter referred to as "Executive"), and NATIONAL EDUCATION CORPORATION (hereinafter referred to as "Corporation").


        WHEREAS:

        A. The Corporation is a corporation organized under the laws of the State of Delaware, and is engaged in the business of operating training and learning centers, publishing educational and training materials, and the development, sale, and marketing of educational goods and services; and

        B. Executive is a person whose skills, experience and training are required by the Corporation; and

        C. Executive wishes to accept the employment offered by the Corporation on the terms and conditions hereinafter set forth.

        NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:


        1.      EMPLOYMENT

                1.1     Position and Duties

                        The Corporation does hereby employ Executive and Executive hereby accepts such employment as President and Chief Executive Officer of Corporation upon the terms and provisions set forth in this Agreement. Executive shall report only to the Board of Directors of the Corporation ("the Board") and to the Executive Committee of the Board and, subject to the directions of the Board or the Executive Committee, shall have general supervision, direction and control of the business, officers and employees of the Corporation. All officers and employees of the Corporation shall report directly or indirectly to Executive. For the avoidance of doubt, subject to the approval of the Board, Executive shall have full responsibility and authority to hire, discharge, discipline, promote and compensate employees of the Corporation. Furthermore, Executive shall have full general, managerial and financial authority of the Corporation, subject to such directions and control as the Board may specify from time to time. Executive shall devote his full working time and effort to the business and affairs of the Corporation as necessary to faithfully discharge the duties and responsibilities of his office.

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                Executive may participate in other business and act as a
director of any profit or nonprofit corporation, so long as such activity is not competitive with the business of the Corporation in any material respect and does not materially detract from the performance of his duties as a full time executive of the Corporation.

                1.2     Board Seat

                        During the term hereof, including any extensions, Executive shall be a member of the Board of Directors of the Corporation and a member of the Executive Committee of the Board.

        2.      TERM

                This Agreement shall continue in full force and effect for a period (the "Term") which shall commence as of March 1, 1995 (the "effective date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided. Thereafter, this Agreement will automatically renew for annual one year periods, unless either party gives to the other written notice at least ninety (90) days prior to the commencement of the next year, of such party's intent not to renew this Agreement.


        3.      COMPENSATION

                3.1     Base Salary

                        As compensation for the services to be performed by Executive during the continuance of this Agreement, the Corporation shall pay Executive a base salary of not less than $350,000 per year for each year of his employment hereunder, payable in accordance with Corporation practices in effect from time to time, but not less often than monthly (the "Base Salary"). For the period from March 1 to April 30, 1995, the Corporation shall be credited with amounts paid to Executive on a consulting basis and Executive agrees to accept adjustment of his consulting fee to an amount equivalent to the pro rata portion of his Base Salary for such period. Base Salary shall be payable in substantially equal installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                3.2     Bonus

                        Executive shall be entitled to earn a bonus in an amount from thirty-five percent (35%) up to one hundred forty percent (140%) of Base Salary per year (the "Bonus"), based upon achievement of financial and other goals established by the Board based on the recommendations of Executive. The target bonus will be seventy percent (70%) of Base Salary upon achievement of the established goals with a lesser or greater amount due in the event the goals are not fully achieved or exceeded, as the case may be. In the event that an agreed percent of the agreed-upon goals is not achieved, Executive shall not be entitled to a bonus unless authorized by the Board in its discretion. For the initial year of this Agreement the Bonus shall be prorated from March 1, 1995, but the minimum bonus for the initial



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year shall not be less than seventy percent (70%) of Base Salary.  Any such
Bonus earned by Executive shall be paid annually within ninety (90) days after the conclusion of the Corporation's fiscal year or, upon mutual agreement of the parties, in another fashion.

                3.3  Additional Benefits

                        Executive shall be entitled to all rights and benefits for which Executive is otherwise entitled under any pension plan, profit sharing plan, life, medical, dental, disability or other insurance plan or policy or other similar plan or benefit the Corporation may provide for senior executives generally and for employees of the Corporation generally from time to time in effect during the term of this Agreement (collectively, "Additional Benefits"). Executive shall receive financial planning benefits, private club memberships, participation in the Executive Medical Plan and the Supplemental Executive Retirement Plan and shall commence such participation immediately as of May 1, 1995. For the avoidance of doubt, the benefits granted or afforded to Executive under any such plans shall be not less than the most favorable benefits granted to the most favored employee of the Corporation and not less than those provided to Executive's predecessor as Chief Executive Officer.

                3.4     Stock Options

                        As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Employer shall grant to Executive options to acquire shares of Corporation's common stock as follows:

                        (A) An initial option to acquire up to Five Hundred Thousand (500,000) shares at the closing price on March 17, 1995 vesting in thirty-five (35) equal monthly increments of 13,889 each commencing June 1, 1995 and continuing on the first of each month thereafter and concluding with a final installment of 13,885 shares on May 1, 1998. If there is a change of control as defined below, the option shall fully vest as of that date. The options shall be treated as incentive stock options to the maximum extent permissible under the Internal Revenue Code and regulations thereunder and otherwise as non-qualified stock options and, so long as Executive remains employed by the Corporation, shall remain exercisable for a period of ten
(10) years from March 17, 1995.

                                (B)     In addition to the foregoing option,
for a 30 day period commencing on May 8, 1995, Executive shall be offered the following opportunities for equity accumulation:

                                        (i)     The Corporation shall offer
to Executive the right to purchase from the Corporation up to Two Hundred Forty Thousand (240,000) shares of Corporation common stock at the closing price as of March 17, 1995. The purchase price shall be funded by a loan from the Corporation bearing interest at the higher of i) Corporation's cost of funds from time to time or ii) the minimum interest rate required under Internal Revenue Code Regulations for the month of May, 1995; provided, however, that the interest rate equivalent to the Corporation's cost of funds shall apply only in the case where Corporation incurs indebtedness for the


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specific purpose of funding the loan to Executive.  The loan shall be secured by the Corporation common stock acquired but with full recourse to Executive. The loan shall provide for simple interest payable annually and shall further provide that twenty-five percent (25%) of any bonus payment shall be applied in satisfaction of principal on the loan until the loan is fully repaid; provided however, any such payment from bonus proceeds shall be reduced to the extent that Executive has prepaid all or any portion of such amount prior to the payment of a bonus award to Executive. Otherwise, the loan shall not require repayment prior to the earlier of the disposition of the securities or ninety (90) days following the termination of Executive's employment with the Corporation. The terms of the loan shall be substantially in accordance with the form of Note and Stock Pledge Agreement attached hereto as Exhibit
A.

                                        (ii)    For each share of Corporation
common stock purchased by Executive pursuant to paragraph 3.4(B)(i) above, the Corporation shall grant an option to purchase two and one half (2-1/2) shares of Corporation common stock at the closing price per share as of March 17, 1995 up to an aggregate of Six Hundred Thousand (600,000) shares.
Subject to Executive's continued employment with the Corporation: (x) The first one-third (1/3) of such option (up to 200,000 shares) shall vest when the closing market price per share of the Corporation's common stock (as adjusted for stock splits, stock dividends, recapitalizations, mergers and similar events) for a period of four (4) consecutive weeks ("Average Stock Price") equals Six Dollars ($6) or more per share; (y) An additional one-third (1/3) of such option shares shall vest when the Average Stock Price equals Nine Dollars ($9) or more per share; and, (z) The final one-third (1/3) of such option shares shall vest when the Average Stock Price equals Twelve Dollars ($12) or more per share. In all events, subject to Executive's continued employment with the Corporation, such option shall fully vest on November 1, 2004, and shall remain exercisable for six (6) months thereafter.

                                (C)  The specific terms of the
above-referenced options and purchase arrangements shall be as set forth in the separate option and purchase agreements. To the extent that Corporation does not have available options in its option plans to grant to Executive as contractually committed hereinabove, Corporation agrees to amend its plans and/or adopt new plans as promptly as possible to provide sufficient options for such option grants. Corporation shall use its best efforts to prepare and submit for approval by its directors and its shareholders at the 1995 Annual Meeting of Shareholders a new option plan which would provide sufficient options to allow Corporation to meet its contractual obligations to Executive herein and to provide for potential grants of options to other key employees.

                                (D) Executive shall be considered for
additional grants of options, SARs, phantom stock rights and any similar option or securities compensation when and as such grants are considered for other executives or employees of the Corporation, but any grant is wholly at the discretion of the Board.





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                                (E) For all purposes of this Agreement, a
"change of control" shall mean and shall be deemed to have occurred if:
                                        (1) There shall be consummated (x)
any consolidation or merger of the Corporation with another corporation or entity and as a result of such consolidation or merger, a majority of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by persons who were not stockholders of the Corporation prior to the merger or consolidation (excluding the affiliates of the acquiror who acquired their shares within one hundred eighty (180) days prior to such merger or consolidation), or (y) any sale, lease, exchange or other transfer (or in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or
                                        (2) the stockholders of the
Corporation shall have approved any plan or proposal for the liquidation or dissolution of the Corporation; or

                                        (3) any "person" (as such term is
used in the Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934), shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the Corporation's outstanding common stock, without the prior approval of the Board, or

                                        (4) during any period of two (2)
consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall have ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new Director was approved by vote of the Directors then still in office who were Directors at the beginning of the period.


                3.5  Periodic Review

                        The Corporation shall review Executive's Base Salary, Bonus, Stock Options, and Additional Benefits then being provided to Executive not less frequently then every twelve (12) months. Following such review, the Corporation may, in its discretion, increase the Base Salary, Bonus, Stock Options and Additional Benefits, but Corporation shall not decrease the Base Salary, Bonus, Stock Options, and Additional Benefits during the time Executive serves as an employee of this Corporation.

                3.6     Reimbursements

                        3.6.1  General.  Executive shall be promptly
reimbursed by the Corporation for amounts actually expended by Executive in the course of performing duties for the Corporation where Executive tenders receipts or other documentation reasonably substantiating the amounts as required by the Corporation. As a condition of employment hereunder, Executive shall entertain business prospects, provide and maintain an appropriate automobile, maintain and improve Executive's professional skills by participating in continuing education courses and seminars, and maintain



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memberships in civic groups, professional societies and fraternal organizations and Corporation agrees to reimburse Executive therefor consistent with criteria under the Internal Revenue Code. The Corporation shall pay directly, or reimburse Executive for all Executive's legal fees and costs up to a maximum of $20,000.00, in connection with this Agreement, his consulting and prior agreements with the Corporation, the terms of employment and related agreements and related negotiations.

                        3.6.2 Business Expenses. During the term of this Agreement to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Corporation (whether or not fully deductible by the Corporation) for federal income tax purposes as ordinary and necessary business expenses, Corporation agrees to and shall reimburse Executive promptly for all reasonable business expenditures including travel, entertainment, parking, business meetings, professional dues and the costs of and dues associated with maintaining club memberships and expenses of education, made or substantiated in accordance with policies, practices and procedures established from time to time by the Corporation generally with respect to other senior executives/managers and other employees of the Corporation and incurred in the pursuit and furtherance of the Corporation's business and good will.

                        3.6.3 Travel. In connection with any travel by Executive in the performance of his duties hereunder, Corporation shall advance to Executive an amount equivalent to the reasonable and necessary expenses of such travel and appropriate to Executive's position in Corporation. For this purpose, airline travel arrangements shall be deemed reasonable, necessary and appropriate for domestic United States travel (except coast to coast flights) if Executive travels standard "business class" or equivalent; all international or coast to coast (U.S.) flights shall be at least "business class" or equivalent.

                        3.6.4 Automobile Expenses. During the term of this Agreement, Corporation shall provide Executive with a monthly vehicle allowance but shall not treat Executive less favorably than his predecessor as Chief Executive Officer or other senior executives. In addition, Corporation shall pay or reimburse Executive for reasonable and necessary costs of all automobile insurance (liability or otherwise), fuel, lubricants and automobile maintenance and repair incurred by Executive hereunder.

                        3.6.5 Entertainment. Executive shall be expected to entertain those with whom the Corporation conducts business both at Executive's home and at public restaurants, bars, theaters, etc. The Corporation shall pay Executive for or promptly reimburse Executive for the reasonable and necessary costs of such entertainment.

                        3.6.6 Credit Cards. To assist Executive in the performance of his duties, Corporation shall provide Executive with a Corporation credit card or cards for use in paying for any and all reimbursable expenses.






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                        3.6.7  Relocation.  In the event that the Corporation
relocates its headquarters from Orange County, California, Executive shall in no event be required to move his residence from Orange County, California, and shall be allowed to function as Chief Executive Officer from an appropriate and satisfactory office and staff provided to him in Orange County. In such event, Executive will increase his travel as necessary to carry out his functions. The Corporation will provide a satisfactory apartment and automobile for Executive's use in its new headquarters location and will reimburse all expenses of his stays in such location. The provision of such benefits will be tax protected and grossed up to the extent necessary to avoid tax or other cost to Executive.

                3.7  Deductions

                        There shall be deducted from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.


        4.      VACATION

                Executive shall be entitled to not less than the amount of paid vacation enjoyed by his predecessor for each twelve (12) month period of employment which shall accrue on a pro rata basis from the date employment commences under this Agreement. Subject to the foregoing minimum vacation, Executive shall be entitled to paid vacation, holidays and leave time in accordance with the plans, policies, programs and practices in effect generally with respect to other senior employees of the Corporation. Executive shall not forfeit or cease to accrue any paid vacation, if he is unable to or does not use it, in any year or period of years during the term hereof, or any extensions thereof, up to the maximum vacation accrual currently permitted by the Corporation for its Chief Executive Officer.


        5.      INDEMNIFICATION

                The Corporation shall, to the maximum extent permitted by law, indemnify and hold Executive harmless from and against any expenses, including reasonable attorney's fees, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising out of, or related to, Executive's employment by the Corporation. The Corporation shall advance to Executive any expenses, including reasonable attorneys' fees and costs of settlement, reasonably incurred in defending any such proceeding to the maximum extent permitted by law. The Corporation will include Executive under all directors' and officers' liability insurance policies and will use its best efforts to maintain existing coverage levels, assuming continuation of insurance availability at commercially reasonable rates.







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        6.      TERMINATION OF EMPLOYMENT

                Employment shall terminate upon the occurrence of any of the following events:

                6.1     Expiration of Term

                        Upon at least ninety (90) days prior written notice by Corporation to Executive terminating this Agreement prior to the expiration of the original term or an extended term as specified in Section 2; upon such termination, Executive shall be entitled to the compensation provided in paragraph 6.4 payable as provided therein.

                6.2     Mutual Agreement

                        Whenever the Corporation and Executive mutually agree in writing to termination;

                6.3     Termination for Cause

                        At any time for cause. For purposes of this Agreement, "cause" shall be defined as any of the following, provided however, that the board of directors of the Corporation by a duly adopted resolution has determined the presence of such cause in good faith: (i) Executive's material breach of any of his duties and responsibilities under this Agreement (other than as a result of incapacity due to disability); (ii) Executive's conviction by, or entry of a plea of guilty in, a court of competent jurisdiction for a felony; or, (iii) Executive's commission of an act of fraud or willful misconduct or gross negligence in the performance of his duties.

                        Notwithstanding the foregoing, Executive shall not be terminated for "cause" pursuant to the clauses above, unless and until Executive has received notice of the proposed termination for cause including details on the bases for such termination and has had an opportunity to be heard before at least a majority of members of the board of directors of the Corporation. Executive shall be deemed to have had such an opportunity if written or telephonic notice is given at least ten (10) days in advance of a meeting.

                6.4     Termination without Cause

                        Without cause. Notwithstanding any other provision of this section, the Corporation shall have the right to terminate Executive's employment with the Corporation without cause at any time, but any such termination shall be without prejudice to Executive's rights to receive Base Salary, Bonus compensation and Additional Benefits provided under this Agreement for two (2) years and, except as provided in the proviso below, Executive shall be vested in all options granted to him pursuant to paragraph 3.4(A) above, and shall have one (1) month for each month of Executive's tenure, with a minimum of six (6) months and a maximum of one (1) year, to exercise all vested options; provided, further, if the Board determines that Executive's employment is being terminated for the reason



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that the shared expectations of Executive and the Board are not being met, in the Board's judgment, then Executive's vesting rights in options shall be limited to such additional vesting as shall occur during a period following the date of termination of Executive's employment equal to the number of months of Executive's tenure with the Corporation, with a minimum of six (6) months and a maximum of one (1) year, with the right to exercise for the same period plus thirty (30) days. The continued vesting and exercise rights relative to the options granted under paragraph 3.4(B)(ii) shall be subject to the same limitations as set forth in the immediately preceding sentence and the further limitation in that the Average Stock Price shall be met. The Corporation shall provide Executive with senior executive outplacement at an outplacement or executive search firm of Executive's selection (and reasonably acceptable to Corporation). If Executive is terminated without cause, Executive may elect to receive a lump sum payment representing the aggregate cash compensation (including salary, bonus, auto allowance and any other cash or equivalent compensation, other than continued vacation accrual). Such lump sum payment shall be made not later than ten (10) days after Executive makes such election. In the event of such lump sum election, all insurance and other noncash benefits shall cease but Executive shall continue to receive outplacement. Executive shall have the right to "gross up" protection against any parachute tax treatment of such severance payments.

                6.5     Death/Disability

                        The death or disability of Executive. For the purposes of this Agreement, disability shall mean the absence of Executive performing Executive's duties with the Corporation on a full time basis for a period of six (6) consecutive months, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and reasonably acceptable to Executive or Executive's legal representative. If Executive shall become disabled, Executive's employment may be terminated by written notice to Executive. In the event of the death of Executive, all compensation hereunder shall continue for a period of one (1) year after his death and shall be paid to his estate or other proper beneficiary at his death.

                6.6     By Executive Without Cause

                        By Executive at any time upon ninety (90) days' notice to Corporation. Executive shall not be entitled to any severance in the event of such a termination.


        7.      CHANGE OF CONTROL

                If there should occur a "change of control" of the Corporation (or any successor), as defined in paragraph 3.4(E) hereof, and Executive's employment is terminated (other than by Executive) or Executive is adversely affected in terms of overall compensation, benefits, title, authority, reports, reporting relationships, location of employment or similar matters, then Executive, without limitation on any other rights



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hereunder, may, within six (6) months after receiving notice of such event,
elect to resign from full time service to the Corporation.   In the event of
such election by Executive, Executive shall be provided with senior executive outplacement services at an outplacement or executive search firm of Executive's selection (and reasonably acceptable to Corporation), and the cash compensation and all benefits to which Executive is entitled hereunder shall be discontinued twenty-four (24) months after the date of election (or earlier, if a lump sum payment of cash compensation is specified).
Executive, at his election, shall have the right to request and, if requested, shall be paid the full cash value of all amounts of cash compensation due for the 24-month period (including salary, bonus, auto allowance, and any other cash or equivalent compensation) in a lump sum, such lump sum payment shall be made not later than ten (10) days after Executive gives notice to the Corporation of his lump sum election. In the event of such election, all insurance and noncash benefits shall cease but Executive shall receive outplacement as provided in this paragraph. Executive shall have the right to "gross up" protection against any parachute tax treatment of such payment. The options granted to Executive under paragraph 3.4(B)(ii) shall vest to the extent provided in paragraph 6.4 above. In addition, if an acquiror of 100% of the Corporation stock is itself a publicly held company, the Corporation shall make reasonable efforts to negotiate that Executive shall have the right, but not the obligation, to convert all his Corporation vested options (but with respect to the options granted under paragraph 3.4(B)(ii)), only such options as to which the applicable Average Stock Price has been met, into options on the acquiror's stock and shall have two (2) years to exercise those options, but Corporation shall have no obligation to Executive if it fails to secure such rights or concludes that pursuing such rights would materially prejudice the interests of the shareholders of the Corporation.

        8.      BREAKUP AND DISPOSITION OF CORPORATION ASSETS

                If within the first year of Executive's employment, the Board determines to maximize shareholder value through disposition of a significant amount of assets or business units of the Corporation, Executive shall assist Corporation through such disposition and shall thereafter be entitled to terminate this Agreement within six (6) months of such event (completion of such disposition) and receive all benefits provided under section 6.4 hereof but the number of options vested shall be limited to Five Hundred Thousand (500,000) plus as many additional options as shall vest pursuant to paragraph 3.4(B)(ii) as determined by the highest Average Stock Price achieved following announcement of such disposition. As used herein, the term "significant amount of assets or business units of the Corporation" shall mean either fifty percent (50%) or more of the gross revenues of Corporation, or fifty percent (50) or more of the operating income of the Corporation (but calculating total operating income by excluding losses from business units of the Corporation which are operating at a loss.)









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        9.      BUSINESS DISCLOSURES AND SOLICITATION OF EMPLOYEES

                Executive agrees during the term of his employment by the Corporation and thereafter that he will not disclose, other than to an authorized employee, officer, director or agent of the Corporation, any information relating to the Corporation's business, trade, practices, trade secrets or knowhow or proprietary information without the Corporation's prior express written consent. Following termination of Executive's employment, Executive shall be permitted to continue in his usual occupation and shall not be prohibited from competing with the Corporation except during the two
(2) year severance period and in the specific industry market segments in which the Corporation competes and which represent twenty percent (20%) or more of its revenues. Executive agrees that for a period of one (1) year following the termination of Executive's employment with the Corporation for any reason, Executive shall not directly or indirectly solicit, induce, recruit or encourage any of the Corporation's employees to leave their employment or take away such employees or attempt to solicit, induce, recruit, encourage or take away employees of the Corporation.


        10.     MISCELLANEOUS

                10.1  Arbitration

                        Any dispute, controversy or claim arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall, at the request of either party, be settled by binding arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have rights to discovery as provided in section 1283.05 of the California Code of Civil Procedure. The prevailing party in any such matter shall recover all of its costs and expenses, including reasonable attorney's fees.
                10.2    No Third-Party Beneficiaries

                        This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.


                10.3    Entire Agreement

                        This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.







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                10.4    Succession and Assignment

                        This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Corporation and Executive; provided, however, that the Corporation may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Corporation nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                10.5    Counterparts

                        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                10.6    Headings

                        The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

                10.7    Notices

                        All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                        If To Corporation:

                                National Education Corporation
                                18400 Von Karman Avenue
                                Irvine, California 92715
                                Attention:  General Counsel
                                Facsimile Number:  (714) 474-9488

                        If To Executive:

                                Sam Yau
                                10 Hexham
                                Irvine, California 92715
                                Facsimile Number:  (714) 509-1918








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Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                10.8    Governing Law

                        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                10.9    Amendments and Waivers

                        No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Corporation and the Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                10.10 Severability

                        Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.




















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                IN WITNESS THEREOF, the parties hereto have executed this
Agreement as of the date first above written.


                                        "CORPORATION":

                                        NATIONAL EDUCATION CORPORATION




                                        By:______________________________

                                        Its:__________________________


                                        "EXECUTIVE":




                                        ________________________________
                                                SAM YAU



















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                                  EXHIBIT A

                   FORM OF NOTE AND STOCK PLEDGE AGREEMENT


$720,000.00                                             Irvine, California
                                                                May ___, 1995



                               PROMISSORY NOTE


                FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to NATIONAL EDUCATION CORPORATION, a Delaware corporation, or order ("Holder") at Irvine, California, the sum of Seven Hundred Twenty Thousand Dollars ($720,000.00), together with interest from the date hereof on the unpaid principal at the rate of _________________ percent (___%) per annum as follows:

                a) Interest only annually on May 1 of 1996 and May 1 of each year thereafter;

                b) Principal shall be paid upon the payment of bonus income from Holder to the extent of twenty-five percent (25%) of the gross amount of such bonus; provided, however, Maker shall be credited with the amount of any principal prepaid by Maker during the year prior to the bonus payment and not previously credited to Maker, and to such extent the payment from any bonus income shall be reduced;

                c) Principal and accrued interest shall be paid upon sale of all or any portion of the underlying security in an amount equal to the proceeds of said sale, up to the principal balance owed and accrued interest thereon: and

                d) Principal and accrued interest shall be paid in full upon the earlier of: (i) Ninety (90) days following the date of termination of Maker's employment with Holder; or (ii) on May 1, 2001.

                The undersigned shall have the right to prepayment of principal and interest in full or in part at any time or from time to time without premium or penalty.

                Should default be made in any payment when due which shall remain uncured thirty (30) days after notice in writing to Maker from Holder, the whole sum of principal and interest shall become due immediately at the option of Holder of this Note. Principal is payable in the lawful money of the United States and such payment shall be made to Holder at Irvine, California, or such other place as Holder shall designate in writing.






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                This Note is secured by a Pledge Agreement of even date
herewith by and between Maker, as Pledgor, and Holder, as Pledgee and is entered into pursuant to that Stock Purchase and Option Agreement between Maker and Holder dated as of May ____, 1995.

                The undersigned further agrees that in the event that Holder exercises its rights under the Pledge Agreement due to default on this Note and if upon disposition of the collateral there is a deficiency owing, Holder shall have the right to offset compensation and other amounts due Maker from Holder to satisfy any such deficiency of principal, interest and other amounts due under this Note.

                The undersigned promises to reimburse Holder hereof for any and all costs, including reasonable attorneys' fees and court costs, which Holder may incur in collecting the obligation due hereunder, whether or not suit is filed thereon.

                The undersigned does hereby waive presentment, demand, protest and notice of protest.

                                                     /s/ Sam Yau
                                                _________________________
                                                                SAM YAU






























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                           STOCK PLEDGE AGREEMENT



        SAM YAU, as "PLEDGOR", does hereby deposit with _________________________________, as "PLEDGE HOLDER" for the pledgee herein and does hereby pledge to NATIONAL EDUCATION CORPORATION as "PLEDGEE", as collateral security for the payment and full, faithful, true and exact performance and observance of all of the covenants and conditions of PLEDGOR with regard to that certain Promissory Note ("Note") dated May_________, 1995, delivered pursuant to the terms of that Stock Purchase and Option Agreement among PLEDGOR and PLEDGEE, INC., dated May________, 1995, with respect to Two Hundred Forty Thousand (240,000) shares of common stock of PLEDGEE, represented by Certificate No. _______ (the "Collateral") and PLEDGOR, PLEDGEE and PLEDGE HOLDER further agree as follows:

        1. PLEDGOR, upon the default of the PLEDGOR in the timely payment of principal or interest due pursuant to the Note, hereby authorizes and empowers PLEDGEE, at its option and without notice to PLEDGOR, except as specifically herein provided, to collect, sell, assign and deliver, the whole or any part of the Collateral, or any substitute therefor, or any addition thereto, at public or private sale, or at any broker's board or stock exchange, for cash, upon credit, or for future delivery, without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof, and without any presentment, demand for performance, protest, notice of protest, or notice of dishonor, or advertisement, any such demand or advertisement being expressly waived. PLEDGEE shall give PLEDGOR and the PLEDGE HOLDER of the Collateral thirty
(30) days notice at the addresses specified herein, of the time and place of any public or private sale. Upon such sale, PLEDGEE may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption. The foregoing is hereby made subject to the following provisions, to wit: That PLEDGEE shall include in such notice of the time and place of such sale a statement of the grounds upon which such default(s) is (are) based; and, that during such thirty (30) day period, PLEDGOR may cure such default, in which event said sale shall not be held and it shall be deemed that no such default occurred. In the event of a sale as described in this paragraph 1, PLEDGOR shall remain obligated for any deficiency in PLEDGOR's obligation following such sale.

        2. In case of any sale or disposal of the Collateral, the proceeds thereof shall first be applied to the payment of the expenses of such sale, commissions, attorneys' fee and all charges paid or incurred by PLEDGEE pertaining to said sale, including any taxes or other charge imposed by law upon the Collateral and/or the owning, holding or transferring thereof. Secondly, to pay, satisfy and discharge the duties and obligations of PLEDGOR as set forth in said Note, and thirdly, to pay the surplus, if any, to PLEDGOR.




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        3.      PLEDGEE specifically and expressly reserves the right and
remedy to disregard the security hereof, and to sue on the obligations secured hereby, and expressly declares that its remedies under this Pledge Agreement, to cause the sale of the Collateral at public or private sale in the manner as hereinabove set forth, or to bring an action of foreclosure and have the Collateral sold at judicial sale, are cumulative, and in addition to all other remedies that it may possess under the Uniform Commercial Code. PLEDGEE shall have the right to recover, as a part of any judgment in an action of foreclosure, commissions, attorneys' fees and all charges and expenses paid or incurred by it in connection with any such foreclosure sale. PLEDGEE reserves the right to recover any deficiency judgment arising from such sale or sales, whether judicial or by any way of pledge sale.

                In case of any such sale by PLEDGEE of all or any of said Collateral on credit, or for future delivery, such property so sold may be retained by PLEDGEE or the PLEDGE HOLDER hereof until the selling price is paid by the purchaser. The PLEDGE HOLDER and/or PLEDGEE shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said Collateral may be again, and from time to time, sold.

        4. Any stock splits or distributions of stock dividends or other securities with respect to the Shares, which PLEDGOR may hereafter become entitled to receive on account of the Shares, shall be and become a part of the Collateral, and in the event that PLEDGOR shall receive any such property, he will immediately deliver it to the PLEDGE HOLDER to be held by him in the same manner as the Collateral originally pledged hereunder.

        5. The PLEDGOR hereby irrevocably appoints PLEDGE HOLDER as his true and lawful attorney, until such time as this Pledge Agreement shall be cancelled by payment of all of the obligations under the Note or as herein provided, in order to transfer the Collateral and has executed such lawful instruments as may be required, in order to effect the same.

        6. In case of any adverse claims in respect to the Collateral or any portions thereof, arising out of any act done or suffered by PLEDGOR, PLEDGOR promises and agrees to hold harmless and to indemnify PLEDGEE and PLEDGE HOLDER from and against any losses, liabilities, damages, expense, costs and reasonable attorneys' fees incurred in or about defending, protecting or prosecuting the security interest hereby created.

        7. PLEDGOR agrees to pay, prior to delinquency, all taxes, liens and assessments against the Collateral, and upon their failure to do so, PLEDGEE, at his option may pay any of them, and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge same.

        8. Any foreclosure or failure, or delay by PLEDGEE in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy of PLEDGEE shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by PLEDGEE.

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        9.      When all of said obligations under the Note shall have been fully performed and satisfied and PLEDGEE shall have received payment in full of said obligations, and only then, this Pledge Agreement shall be cancelled and of no further force and effect, and PLEDGEE shall thereupon cause to be delivered to PLEDGOR the Collateral free and clear of the lien of this pledge.

        10. All provisions of law, in equity, and by statute providing for, relating to, or pertaining to pledges and the sale of pledged property, or which prescribe, prohibit, limit or restrict the right to, or conditions, notice or manner of sale, together with all limitations of law, in equity or by statute on the right of attachment in the case of secured obligations, are hereby expressly waived by PLEDGOR.

        11. Any notice or demand to be given hereunder shall be in writing and shall be served personally, by facsimile, or by registered or certified mail. If served by registered or certified mail, it shall be deemed given or made twenty-four (24) hours after the deposit thereof in the United States mail, postage prepaid.

                Any notice or demand unto PLEDGOR shall be given to SAM YAU, 10 Hexham, Irvine, California 92715; Facsimile No. (714) 509-1918.

                Any notice or demand unto PLEDGEE shall be given to NATIONAL EDUCATION CORPORATION located at 18400 Von Karman Avenue, Irvine, California 92715; Attention: General Counsel; Facsimile No. (714) 474-9488.

                Any notice or demand unto PLEDGE HOLDER shall be given to ___________________ located at ___________________________________
_____________________________________________________________.


                Any party may designate in writing from time to time such other place or places that such notices and demands may be given.



















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        12.     This Pledge Agreement and all of its terms and provisions
shall be binding upon the heirs, successors, transferees and assigns of each of the parties hereto.

                                                                PLEDGOR:

                                                _________________________
                                                                SAM YAU



Accepted this _____ day of

____________________, 19__


PLEDGEE:

NATIONAL EDUCATION CORPORATION

by__________________________


PLEDGE HOLDER:


__________________________
























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